Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-02717) pertaining to the Vencor, Inc. 1987 Incentive Compensation Plan; the Registration Statement (Form S-8 No. 033-34191) pertaining to the Vencor, Inc. 1987 Stock Option Plan for Non-Employee Directors; the Registration Statement (Form S-8 No. 333-25519) pertaining to the TheraTx, Incorporated 1996 Stock Option/Stock Issuance Plan; the Registration Statement (Form S-8 No. 333-61552) pertaining to the Ventas, Inc. Common Stock Purchase Plan for Directors; the Registration Statement (Form S-3 No. 333-65642) pertaining to the Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan; the Registration Statement (Form S-3 No. 333-90756) pertaining to securities of Ventas, Inc. and subsidiaries; the Registration Statement (Form S-8 No. 333-97251) pertaining to the Ventas, Inc. 2000 Incentive Compensation Plan; the Registration Statement (Form S-3 No. 333-107942) pertaining to securities of Ventas, Inc. and subsidiaries; the Registration Statement (Form S-8 No. 333-107951) pertaining to the 2000 Stock Option Plan for Directors; the Registration Statement (Form S-3 No. 333-101598) pertaining to securities of Ventas, Inc. and subsidiaries; the Registration Statement (Form S-3 No. 333-119261) pertaining to securities of Ventas, Inc. and subsidiaries; and the Registration Statement (Form S-8 No. 333-118944) pertaining to the Ventas Executive Deferred Stock Compensation Plan and Ventas Nonemployee Director Deferred Stock Compensation Plan, of our reports dated February 22, 2005 with respect to the consolidated financial statements and schedule of Ventas, Inc., Ventas, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Ventas, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Chicago, Illinois

February 25, 2005